                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
            OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               West Coast Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
                           [WEST COAST BANCORP LOGO]

March 23, 2001


Dear Shareholder:

        You are cordially invited to attend the annual meeting of shareholders of West Coast Bancorp to be held at the Embassy Suites Hotel, located at 9000 S.W. Washington Square Road, Tigard, Oregon, on Tuesday, April 24, 2001, at 2:00 p.m. local time. The Embassy Suites is located near Washington Square. Take Interstate 5 to Highway 217 (west bound). Exit at Scholls Ferry/Progress and turn right onto Scholls Ferry. Take a right onto Hall. The Embassy Suites is on the right.

        At the annual meeting, you will be asked to elect three director nominees to a term of three years, along with any other business that properly is raised before close of the annual meeting.

        YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ABOVE MATTER.

        A proxy card is enclosed in the front of your mailing envelope. Please indicate your voting instructions and sign, date, and return the proxy card promptly in the business reply envelope provided. You also have the option of voting via the Internet or by telephone. If you choose one of these options, please do not also mail your proxy card to us. Instructions on how to vote through the internet or by telephone are located in the enclosed Proxy Statement. Whether or not you plan to attend the annual meeting in person, it is important that you return the enclosed proxy card, or vote via the Internet or telephonically, so that your votes will be counted, even if you are unable to attend the meeting. A proxy that is returned with no voting instructions will be voted in favor of the matters and, in appropriate circumstances, will enable West Coast Bancorp's management to adjourn the meeting to continue to solicit votes to approve these matters. You may revoke your proxy after you have given it to us, as long as you do so before the official vote is taken at the annual meeting, by (1) providing written notice of your revocation to the Secretary of West Coast Bancorp, (2) submitting a later-dated proxy, or (3) appearing at the meeting and electing to vote in person.

        We value you as a West Coast Bancorp shareholder, and we look forward to reporting our 2000 activities to you.

                                             Sincerely,

                                             /s/ ROBERT D. SZNEWAJS

                                             Robert D. Sznewajs
                                             President and CEO

                               WEST COAST BANCORP
                          5335 MEADOWS ROAD, SUITE 201
                            LAKE OSWEGO, OREGON 97035

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 24, 2001
                             2:00 P.M., PACIFIC TIME

To the Shareholders of West Coast Bancorp:

        We invite you to attend the 2001 Annual Shareholders Meeting of West Coast Bancorp at the Embassy Suites Hotel, located at 9000 S.W. Washington Square Road, Tigard, Oregon, on Tuesday, April 24, 2001, at 2:00 p.m. local time. The meeting's purpose is to vote on the following proposal, together with any other business that may properly come before the meeting:

        1. ELECT DIRECTORS. The Board has nominated for re-election current directors Jack E. Long, J. F. Ouderkirk and Steven N. Spence for three-year terms.

        If you were a shareholder of record on March 2, 2001, you may vote on the proposal at the Annual Meeting in person or by proxy. We encourage you to promptly complete and return the enclosed proxy card, or to vote electronically by telephone or Internet, in order to ensure that your shares will be represented and voted at the meeting in accordance with your instructions. If you attend the meeting in person, you may withdraw your proxy and vote your shares.

        Further information regarding voting rights and the business to be transacted at the Annual Meeting is included in the accompanying Proxy Statement. The directors, officers, and personnel who serve you genuinely appreciate your continued interest as a shareholder in the affairs of the Company and in its growth and development.

March 23, 2001                          BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ RICHARD R. RASMUSSEN

                                        Richard R. Rasmussen, Secretary


                             YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy Card and return it in the enclosed postage prepaid envelope. Retention of the Proxy is not necessary for admission to the Annual Meeting. Instead of submitting your proxy vote with the paper Proxy Card, you can vote electronically via the Internet or by telephone. See "Voting Via the Internet or By Telephone" in the Proxy Statement for further details.

                               WEST COAST BANCORP
                          5335 MEADOWS ROAD, SUITE 201
                            LAKE OSWEGO, OREGON 97035
                                 (503) 684-0884

                                 PROXY STATEMENT

        MEETING INFORMATION. This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about March 23, 2001, for use in connection with the Annual Meeting of Shareholders of West Coast Bancorp ("Bancorp" or "Company") to be held on Tuesday, April 24, 2001. In this Proxy Statement, the term "we" and "us" refers to West Coast Bancorp.

        SOLICITATION OF PROXIES. The Board of Directors is soliciting shareholder Proxies, and we will pay the associated costs. Solicitation may be made by our directors and officers and by our subsidiaries West Coast Bank ("Bank") and West Coast Trust, Inc. ("WCT") (collectively, the "Subsidiaries"). In addition, we may engage an outside proxy solicitation firm to render proxy solicitation services and, if we do, we will pay a fee for such services. Solicitation may be made through the mail, or by telephone, facsimile, or personal interview.

        RECORD DATE. If you were a shareholder on March 2, 2001, you are entitled to vote at the Annual Meeting. There were approximately 16,328,339 shares of common stock outstanding on the Record Date.

        QUORUM. At least a majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. Abstentions will be counted as shares present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

        VOTING ON MATTERS PRESENTED. The three nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes will be elected. Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. Shareholders of record will be entitled to one vote per share on any matter that may properly come before the Annual Meeting.

        VOTING OF PROXIES. Shares represented by properly executed proxies that are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the persons named in the Proxy will vote the shares represented by the Proxy FOR the three nominees listed in this Proxy Statement unless otherwise directed. Any proxy given by a shareholder may be revoked before its exercise by (1) giving notice to us in writing, (2) delivery to us of a subsequently dated proxy, or
(3) notifying us at the Annual Meeting before the shareholder vote is taken. The shares represented by properly executed, unrevoked proxies will be voted in accordance with the specifications in the Proxy.

        VOTING OF PROXIES BY BENEFICIAL HOLDER. If your shares are held by a bank, broker or other holder of record you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you want to attend the shareholder meeting and vote in person, you will need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 2, 2001, the record date.

        VOTING ELECTRONICALLY OR BY TELEPHONE. Shareholders with shares registered directly with our transfer agent, Wells Fargo Shareowner Services ("Wells Fargo"), may also vote via the Internet at Wells Fargo's Internet address, or telephonically. Shareholders holding shares with a brokerage firm or a bank may also be eligible to vote via the Internet or to vote telephonically by calling the telephone number referenced on their voting form. For further information on voting via the Internet or telephonically, see "Voting Via the Internet or by Telephone" set forth below.

                             BUSINESS OF THE MEETING

        There is only one matter being presented for consideration by the shareholders at the Annual Meeting.

                              ELECTION OF DIRECTORS

GENERAL

        Our Restated Articles of Incorporation allow the Board to set the number of directors on the Board within a range of eight to 20. The Articles also authorize the Board to fill vacancies that occur on the Board. The Board has set the number of directors at eight.

        Directors are elected for terms of three years or until their successors are elected and qualified. The Articles provide for staggered terms, with approximately one-third of the directors elected each year. In addition to the elected Board, Chester C. Clark serves as an emeritus director to the Board.

        The Board has nominated Jack E. Long, J. F. Ouderkirk and Steven N. Spence for election as directors for three-year terms to expire in the year 2004. Messrs. Long and Ouderkirk are presently directors of the Company. At a special March Board meeting, Mr. Spence was appointed a director to fill the vacancy caused by the retirement of Gary D. Putnam from the Board in December. If any of the nominees should refuse or become unable to serve, your Proxy will be voted for the person the Board designates to replace that nominee.

        Other nominations, if any, may be made only in accordance with the prior notice provisions contained in our Bylaws. These notice provisions require that a shareholder provide us with written notice at least 60 days before the annual meeting (or, if less than 90 days' notice of the annual meeting is given by Bancorp, no later than 15 days after the date of the notice).

                    INFORMATION WITH RESPECT TO NOMINEES AND
                         DIRECTORS WHOSE TERMS CONTINUE

        The following tables set forth certain information with respect to the director nominees and the other continuing directors, including the number of shares beneficially held by each. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned. Where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table. As of December 31, 2000, directors of Bancorp also served as directors of the Bank.

                              ELECTION OF DIRECTORS


                                                                              SHARES AND
                                                                            PERCENTAGE OF
                                                                             COMMON STOCK
                                            PRINCIPAL OCCUPATION             BENEFICIALLY
   NAME, AGE AND                             OF DIRECTOR DURING              OWNED AS OF
TENURE AS DIRECTOR                             LAST FIVE YEARS            DECEMBER 31, 2000
------------------                             ---------------            -----------------
                                                                              (1)(2)(3)
                                       BOARD NOMINEES

TERM EXPIRING IN 2004
Jack E. Long, 62                       Secretary/Treasurer                    48,948(4)
  Since 1990                           Performance Northwest, Inc.;
                                       Secretary and Treasurer,
                                       J&L Nursery, Inc.

J. F. Ouderkirk, 50                    Attorney, Partner of Ouderkirk         77,908
  Since 1995                           and Hollen; director of WCT

Steven N. Spence, 53                   Senior Vice President, UBS-Paine        2,000
  Since 2001                           Webber Inc.


        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES TO BE ELECTED AS DIRECTORS.

                         DIRECTORS CONTINUING IN OFFICE

TERM EXPIRING IN 2003

Lloyd D. Ankeny, 63             Personal Investments, former            131,272
  Since 1995                    Owner, Landmar Development
                                Corporation

C. Douglas  McGregor, 62        Chairman of Bancorp and Bank;            58,215
  Since 1994                    Personal Investments, former
                                Chairman, Access Long Distance
                                of Oregon

Robert D. Sznewajs, 54          President and CEO of the                196,993
  Since 2000                    Company and the Bank since                (1.19%)
                                1/1/00; former Vice Chairman
                                of U.S. Bancorp

TERM EXPIRING IN 2002

Michael J. Bragg, 51            Attorney and Partner of                  23,851(5)(6)
  Since 1999                    Grenley, Rotenberg, Evans,
                                Bragg & Bodie, P.C.; WCT Board
                                Chair

William B. Loch, 67             Chair, President and CEO of              70,983(6)
  Since 1982                    Capital City Companies, Inc.
                                and Capital Warehouse Company,
                                Inc., director, Salem
                                Development, Inc.

------------------

(1) Share amounts include stock options which are exercisable within 60 days as follows: Lloyd D. Ankeny 26,174 shares; Michael J. Bragg 2,202 shares; William B. Loch 26,174 shares; Jack E. Long 26,174 shares; C. Douglas McGregor 5,215 shares; J.F. Ouderkirk 45,865 shares; and Robert
        D. Sznewajs 121,000 shares.

(2) Share amounts include shares deferred under the Director's Deferred Compensation Plan as follows: Lloyd D. Ankeny 1,456 shares; Michael J. Bragg 1,072 shares; William B. Loch 1,937 shares; Jack E. Long 4,660 shares; C. Douglas McGregor 10,927 shares; and J.F. Ouderkirk 3,265 shares.

(3) Share amounts include shares received under the 2000 Restricted Stock Plan, which, although not fully vested, contain full voting rights, as follows: Robert D. Sznewajs: 26,908 shares.

(4)     Share amount includes 22,774 shares held in trust for benefit of Jack
        E. Long,

(5) Share amount includes 2,375 shares held in an IRA, 401(k) or Keogh account for the benefit of Michael J. Bragg.

(6) Share amounts include shares owned by the spouses of Michael J. Bragg 16,711 shares and William B. Loch 9,093 shares, each of whom disclaims any beneficial ownership of the shares.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors met 13 times during the fiscal year. In addition to meetings of the full Board, directors attended meetings of Board committees. The Board of Directors has established, among others, an Audit and Compliance Committee, a Compensation and Personnel Committee and an Executive Committee. Each director attended at least 75% of the meetings of the Board and of the committees on which he or she served. The following table shows the membership of the various committees during the fiscal year.

COMMITTEE MEMBERSHIP DURING FISCAL YEAR 2000


                                  AUDIT AND            COMPENSATION AND
               NAME              COMPLIANCE                 PERSONNEL        EXECUTIVE
               ----              ----------            ----------------      ---------
       Lloyd D. Ankeny                [X]*                                      [X]
       Michael J. Bragg **
       William B. Loch                                        [X]               [X]
       Jack E. Long                   [X]                     [X] *             [X]
       C. Douglas McGregor                                                      [X]*
       J. F. Ouderkirk                [X]
       Mary B. Pearmine                                       [X]
       Gary D. Putnam***              [X]                                       [X]
       Robert D. Sznewajs                                                       [X]


*       Chairperson

**      Mr. Bragg serves on the other committees not required to be listed here.

*** Mr. Putnam served as a member of the Executive Committee and Audit and Compliance Committee until his retirement from the Board.

        Audit and Compliance Committee. During fiscal year 2000, the Audit Committee was composed of four independent directors (as defined by the Nasdaq listing standards). The Audit Committee operates under a formal written charter adopted by the Board of Directors (see Appendix A to the Proxy Statement). The main function of the Audit Committee includes reviewing the plan, scope, and audit results of the independent auditors, as well as reviewing and approving the services of the independent auditors. The Audit Committee reviews or causes to be reviewed the reports of bank regulatory authorities and reports its conclusions to the Board. The Audit Committee also reviews procedures with respect to our records and business practices, and reviews the adequacy and implementation of internal auditing, accounting and financial controls. Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibly is to monitor and oversee this process. The Committee held 11 meetings during the year.

        Compensation and Personnel Committee. The Compensation and Personnel Committee met eight times for the purposes of reviewing salary and incentive compensation for the Chief Executive Officer and certain other executive officers, and reviewing and recommending to the full Board stock option grants for executive officers. The Compensation Committee also met to review and recommend to the full Board the compensation to be paid to directors.

        Executive Committee. The Executive Committee's primary functions are to address urgent matters on behalf of the full Board, to recommend the election of Directors to the full Board, to monitor any material litigation matters that may arise, and to work with management to resolve other critical issues that may arise outside the normal course of business. The Committee held three meetings during the year. The Executive Committee is comprised of the Chief Executive Officer, the Chair of the Board, and the Chair from each of the respective Board committees.

COMPENSATION OF DIRECTORS

        Directors who are Bancorp employees receive no fees for their services as directors. Non-employee "outside" directors receive annual retainers as members of the Board and established fees for committee participation. For the months of January through May, the Board Chair and each Committee Chair received a retainer of $2,750 per month and each other director received a retainer of $2,500 per month for their service on the Board of the Company and the Bank. At a meeting of the Board of Directors, the Board voted to reduce the retainer, beginning in June, to $1,750 for the Board Chair and each Committee Chair and $1,500 for each other director, and to grant each non-employee director an option to acquire 9,000 shares of Bancorp common stock. Each director received $200 for each committee meeting they attended in 2000, either as a member of the committee or at the request of the committee.

DIRECTORS' DEFERRED COMPENSATION PLAN

        The Board adopted a Directors' Deferred Compensation Plan ("Directors' DCP") that is open to all non-employee directors of Bancorp or its Subsidiaries on a completely voluntary basis.

        Under the Directors' DCP, directors may elect to defer payment of some or all of their directors' fees. Contributions are transferred to a so-called "rabbi trust." A director may invest deferred fees in a number of investment funds or in Bancorp stock. Bancorp will make distributions in accordance with individual elections. Directors are fully vested in their benefits under the Directors' DCP at all times.

        Benefit payments from the Directors' DCP are taxed as ordinary income in the year they are received by participants. Bancorp will generally receive a deduction for the deferred directors' fees at that time. ERISA's and the Internal Revenue Code's onerous tax-qualified plan rules generally do not apply to this plan.

DIRECTORS' STOCK OPTION PLAN

        Options are granted to our directors under a Director Stock Option Plan. The plan authorizes the Board (or a committee of the Board) to grant nonqualified stock options to directors of Bancorp or its subsidiaries. The plan provides that the exercise price of options granted must be not less than the greater of book value or market value at the time of grant. All options granted under the director plan will expire not more than ten years from the date of grant.

                             EXECUTIVE COMPENSATION

        The following table summarizes the compensation awarded or paid to the Chief Executive Officer and to the four most highly compensated executive officers of Bancorp and its Subsidiaries, whose total compensation during the last fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                                   LONG TERM
                                                                                  COMPENSATION
                                             ANNUAL COMPENSATION                     AWARDS
                                        -----------------------------------  ---------------------
                                                                  OTHER      RESTRICTED
     NAME AND                                                     ANNUAL        STOCK                  ALL OTHER
PRINCIPAL POSITION             YEAR     SALARY      BONUS      COMPENSATION    AWARDS      OPTIONS    COMPENSATION
------------------             ----     ------       (1)            (2)          (3)         (4)         (5)(6)
                                                    -----      ------------  ----------    -------    ------------
Robert D. Sznewajs,            2000   $250,000          $0           0         26,908      207,747            $0
President and CEO of
Bancorp and Bank

James D. Bygland               2000   $123,870     $20,000           0          3,630       12,544        $3,154
SVP/Chief Information          1999    118,037      28,000           0                       4,235             0
Officer of Bancorp and Bank    1998     98,030      65,000           0                       4,477             0


Brian L. Cooper,               2000   $133,340     $35,000           0         16,500       71,499       $27,710
Executive Vice President of
Bancorp and Bank

Anders Giltvedt                2000   $119,997     $50,000           0          8,580       66,938        $3,600
EVP/Chief Financial Officer
of Bancorp and Bank

David Prysock                  2000   $112,007     $25,000           0          3,740       15,326        $3,360
EVP/Chief Credit Officer of    1999    108,208      20,000           0                       4,234         3,963
Bancorp and Bank               1998     97,348      23,500           0                       6,292         2,920



(1) Represents bonuses earned during the year indicated but paid in a subsequent year.

(2) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the payment of certain club dues. In the opinion of management, the costs to the Company of providing such benefits to any individual executive officer during the year ended December 31, 2000 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(3) Represents shares issued under the 2000 Restricted Stock Plan, adjusted for subsequent stock dividends and stock splits.

(4) Options to acquire shares as adjusted for subsequent stock dividends and stock splits.

(5) Includes 401(k) Plan contributions paid by Bancorp during 2000 as follows: James Bygland $3,154, Anders Giltvedt $3,600 and David Prysock $3,360.

(6)     Represents relocation expenses paid to Mr. Cooper during 2000.

STOCK OPTIONS

        Option Grants. The following table sets forth certain information concerning individual grants of stock options under the stock option plans to the named executive officers during the year ended December 31, 2000.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                          POTENTIAL REALIZABLE
                                                                                                VALUE AT
                                                                                          ASSUMED ANNUAL RATES
                                                                                             OF STOCK PRICE
                                                                                              APPRECIATION
                                           INDIVIDUAL GRANTS                                FOR OPTION TERM(1)
                        ----------------------------------------------------------      --------------------------
                                        % OF TOTAL
                                         OPTIONS
                        OPTIONS         GRANTED TO      EXERCISE        EXPIRATION
NAME                   GRANTED (2)       EMPLOYEES      PRICE (3)          DATE             5%             10%
                        -------         ----------     ----------       ----------      ----------      ----------
Robert D. Sznewajs      110,000             14.3%      $    12.27       01/01/2010      $  850,311      $2,146,023
                         97,747             12.7%            9.20       04/27/2010         566,542       1,429,843

James D. Bygland         12,544             1.63%            9.20       04/27/2010          72,705         183,493


Brian L. Cooper          71,499             9.29%            9.20       04/27/2010         414,408       1,045,887


Anders Giltvedt          43,950             5.71%            9.55       04/03/2010         264,425         667,358
                         22,938             2.98%            9.20       04/27/2010         132,949         356,640

David Prysock            15,326             2.00%            9.20       04/27/2010          88,829         224,189


(1) The potential realizable value is based on the assumption that the stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on the requirements of the SEC and do not reflect Bancorp's estimate of future stock price performance.

(2) Bancorp's stock option plan is administered by a Committee of the Board, and determines to whom options are granted, as well as the number of shares and the exercise price. Options are granted at the fair market value, vest over a period of time, and are exercisable for ten years. Options may generally be exercised for a period of 90 days following termination of employment and for one year following death or disability.

(3) The option exercise price may be paid in cash or by surrendering for cancellation vested shares owned by the executive officer or a combination of the foregoing.

        Option Exercises. The following table sets forth certain information concerning exercises of stock options under the stock option plans by the named executive officers during the year ended December 31, 2000, and stock options held at year-end.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES


                         SHARES
                         ACQUIRED                               NUMBER OF                        VALUE OF
                            ON            VALUE                UNEXERCISED                UNEXERCISED IN-THE-MONEY
NAME                     EXERCISE       REALIZED(1)         OPTIONS AT YEAR END            OPTIONS AT YEAR END (2)
                        ----------      ----------      ---------------------------     ----------------------------
                                                        EXERCISABLE   UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
                                                        -----------   -------------     -----------    -------------
Robert D. Sznewajs               0               0         121,000          86,747      $    6,000      $   47,317
James D. Bygland                 0               0          14,984           6,272      $    3,421      $    3,421
Brian L. Cooper                  0               0               -          71,499      $        0      $   22,750
Anders Giltvedt                  0               0          49,500          17,438      $   12,000      $    9,512
David Prysock                    0               0          27,172           7,663      $   16,360      $    4,180


(1) Reflects the amount realized from the aggregate of the current market price of Bancorp stock less the exercise price.

(2) On December 31, 2000, the closing price of Bancorp stock was $9.75. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

EMPLOYMENT ARRANGEMENTS

        Below are summaries of certain agreements between executive officers listed in the compensation table and the Company or its Subsidiaries. These summaries are qualified in their entirety by the individual agreements.

        Robert T. Sznewajs. On January 1, 2000, the Company and the Bank entered into an employment agreement with Robert D. Sznewajs, to serve as the President and Chief Executive Officer of the Company and the Bank. The agreement is for a term of three years, expiring on January 1, 2003. Under the agreement, Mr. Sznewajs receives an initial annual salary of $250,000 and a cash bonus opportunity of up to 100% of his annual salary. In the event Mr. Sznewajs's employment is terminated before the term ends by Mr. Sznewajs for "good reason" or by Bancorp, without "cause," Mr. Sznewajs will be entitled to receive a payment for the remainder of the term based on his unpaid salary, the greater of his most recent bonus, or $125,000, and any accrued vacation. The Company (or its successor) will also pay Mr. Sznewajs a gross-up payment if the contract payout triggers excise taxes to Mr. Sznewajs. If such excise taxes are triggered, the Company may also be unable to deduct the resulting compensation expense for federal income tax purposes. In addition, any stock options previously granted to Mr. Sznewajs will become immediately exercisable and Mr. Sznewajs will be entitled to health and welfare benefits for the remainder of the term.

        On January 1, 2000, the Company also entered into a change of control agreement with Mr. Sznewajs. The agreement has an initial three-year term, which automatically extends for one year on each anniversary date of the agreement. If a "change of control" of the Company occurs (as defined in the agreement), the agreement provides for a three-year employment agreement for Mr. Sznewajs. If, following a change of control of the Company, Mr. Sznewajs' employment is terminated by Mr. Sznewajs for "good reason" or by the Company without "cause," Mr. Sznewajs will receive a three-year contract payout. Mr. Sznewajs may also receive the contract payout if he terminates the agreement for any reason within a 30-day window period one year after a change of control of the Company. The contract payout will include base salary (determined at the highest monthly rate paid in the twelve months preceding the change of control of the Company) and bonus (determined at the highest bonus paid in the preceding three years). The Company (or its successor) will also pay Mr. Sznewajs a gross-up payment if the contract payout triggers excise taxes to Mr. Sznewajs. If such excise taxes are triggered, the Company may also be unable to deduct the resulting compensation expense for federal income tax purposes. In addition to the contract payout, (i) any stock options previously granted to Mr. Sznewajs will become immediately exercisable; (ii) Mr. Sznewajs will receive an amount equal to what he otherwise would have received under the Company's 401(k) plan matching provisions for the next three years; and (iii) Mr. Sznewajs and his family will continue to receive health and welfare benefits from the Company (or its successor) for a three-year period.

        Anders Giltvedt and Brian L. Cooper. On July 25, 2000, the Company also entered into change of control agreements with Messrs. Giltvedt and Cooper. These agreements are identical in terms as the agreement with Mr. Sznewajs, except the initial term of agreement is for a two-year term, which automatically extends for one year on each anniversary date of the agreement. In addition, all change in control payments are calculated on a two-year payout period.

SALARY CONTINUATION AGREEMENTS

        Bancorp, and as applicable, its Subsidiaries, have entered into salary continuation agreements with certain executive officers. Under these agreements, the executive is entitled to receive a salary continuation payment if his or her employment is terminated, following a "change in control" (as defined) (i) by the executive for any reason other than retirement, disability or death; (ii) by Bancorp, other than for "cause," retirement, disability or death; or (iii) by Bancorp, other than for cause, retirement, disability or death prior to a change in control, within six months of signing a definitive agreement, if in fact a change in control occurs. The amount of the salary continuation payment is based on the executive's salary at the date of termination and his or her most recent bonus. This payment is payable on the later of the date executive's employment terminates, or the date the change in control occurs. The payment amount is equal to executive's base salary and bonus over a period of 12 months following the termination event (as defined) for Messrs. Bygland and Prysock.

DEFERRED COMPENSATION PLANS

        Executives of Bancorp and its Subsidiaries, who are designated by the Board at its discretion, may participate in an Executives' Deferred Compensation Plan ("Executives' DCP"). Participants may elect to defer payment of a specified portion of their salary and bonus. The amount of participants' annual deferral contributions is unlimited. In addition, the Company will contribute the amount, if any, that the executives cannot receive under the 401(k) Plan because of the deferral limitations under IRS regulations. Employer contributions will be subject to the same vesting schedule as under the 401(k) Plan. Contributions are transferred to a so-called "rabbi trust." Bancorp will make distributions in accordance with individual elections. Participants are fully vested in their portion of contributions under the Executives' DCP at all times.

        Benefits under the Executives' DCP will be taxed to participants as they receive them after termination of employment. Bancorp will receive a deduction for its contributions generally at that time. ERISA's and Internal Revenue Code's onerous tax-qualified plan rules generally do not apply to this plan.

BONUS COMPENSATION PLANS

        We have adopted bonus compensation plans to provide incentive bonuses for eligible employees. Under the bonus compensation plans, participants receive additional compensation based on the levels of profitability and employees' individual goals.

401(k) PLAN

        We maintain a 401(k) profit sharing plan ("401(k) Plan") for our employees that qualifies for special tax treatment under Section 401(k) of the Internal Revenue Code that covers all employees.

        The 401(k) Plan allows for pre-tax employee contributions up to IRS maximum limits. For eligible employees, we will match 50% of the first 6% of the employee contribution. We may also make an additional discretionary contribution to qualifying employees. Employee elective contributions are 100% vested at all times. Matching and discretionary contributions vest over the first five years of employment, after which the employee is fully vested in all contributions. Employees must complete at least 1,000 hours of service in a given year to receive vesting for that year.

        As a result of the tax qualification of the 401(k) Plan, employees are not subject to federal or state income taxation on the employee elective contributions, our contributions or earnings thereon until those amounts are distributed from the 401(k) Plan, although we continue to receive a compensation expense deduction for compensation paid.

EMPLOYEE STOCK PLANS

        The Company's 1999 Employee Stock Option Plan ("1999 Plan") provides for the grant of options to purchase up to 1,650,000 shares of common stock, subject to appropriate adjustments for any stock splits, stock dividends, or other changes in capitalization. Under the 1999 Plan, key employees and consultants are eligible to receive incentive or nonqualified stock options. The exercise price in the case of an incentive stock option must be no less than the fair market value, and in the case of a nonqualified option, no less than the greater of (i) the fair market value or (ii) the net book value at the date of grant. The 1999 Plan is administered by the Board (or a committee of non-employee directors). The 1999 Plan replaced the Company's 1991 Combined Incentive Stock Option Plan and Nonqualified Stock Option Plan.

        The Company also inherited several option plans through acquisitions. Options are no longer granted under these plans. However, the terms of these plans and the 1991 Plan continue to govern the options granted to employees that are currently outstanding.

        In 2000, the shareholders approved the 2000 Restricted Stock Plan that provides for the award of up to 250,000 shares of common stock in the form of restricted shares to officers and key employees of Bancorp or its Subsidiaries. The awards may be subject to a vesting schedule and are subject to forfeiture and restrictions on sale for a period of time, as determined by the committee administering the plan. Participants who receive restricted shares have all the rights of a shareholder of Bancorp, including the right to vote the shares, and to receive stock and cash dividends. All Awards granted to date vest over a three-year period.

STOCK REPURCHASE PROGRAM

        From time to time, the Board approves a stock repurchase program that allows for the repurchase of Bancorp shares through open market transactions, block purchases, or through privately negotiated transactions. Shares are repurchased for capital planning purposes or for use under the various stock option plans. The plan repurchases are limited by the anticipated timing of stock option exercises, as well as by other factors.

        In July and September 2000, the Board approved the repurchase of up to 300,000 and 500,000 shares, respectively, of Bancorp stock under the repurchase program.

                            REPORT OF AUDIT COMMITTEE

        The Audit Committee has met and held discussions with management and the Company's independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Our independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

        Based on the Committee's review of the audited consolidated financial statements and the various discussions with management and the independent accountants noted above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                     AUDIT COMMITTEE MEMBERS -- FISCAL 2000

            Lloyd D. Ankeny (Chair), Jack E. Long and J. F. Ouderkirk

                        REPORT OF EXECUTIVE COMPENSATION



        Below is our report of the Compensation and Personnel Committee of the Board ("Committee"). The Committee is comprised of non-employee directors and is responsible for establishing and administering the Company's Executive Compensation Program and general compensation policies and incentive plans. This report is specific to compensation during the fiscal year 2000; however the Committee does not intend to dramatically alter its basic philosophies and objectives in the near future.

        COMPENSATION PHILOSOPHY, OBJECTIVES AND STRUCTURE. The Committee's principal objective is to align executive compensation with shareholder value. Key elements of this philosophy include:

        * Establish compensation plans that deliver pay commensurate with the Company's performance, as measured by operating, financial and strategic objectives,

        * Provide significant equity-based incentives for executives to ensure that they are motivated over the long-term to respond to our business challenges and opportunities as owners, rather than just as employees,

        * Reward executives if shareholders receive an above-average return on their investment over the long-term.

        Components of executive compensation include base salaries, annual incentive bonuses, restricted stock and stock options. Executive base salaries are structured to be competitive within the marketplace. Annual incentive bonuses allow executives to earn additional compensation if performance goals are met. These goals are based on individual and Company performance objectives, which are set annually. Our incentive bonus plans are discretionary, allowing the Board latitude to weigh all important factors when considering executive incentive bonuses. Performance objectives generally include operating, financial and strategic goals, such as earnings per share, return on assets, return on equity, loan to deposit levels, asset quality, operating income, and efficiency ratio.

        Consistent with our long-term incentive strategy, the Committee previously awarded stock options to employees of the Company and its Subsidiaries in accordance with the provisions of the 1991 Combined Incentive and Non-Qualified Stock Option Plan. At the 1999 Annual Meeting, the shareholders approved the 1999 Stock Option Plan that replaced the 1991 Plan, and from that date forward, no further grants were made under the 1991 Plan. Under the Plans, grants are considered at the then value of the Company's Common Stock, thereby providing an additional incentive for executives to build shareholder value.

        BASE SALARIES. The Committee establishes the CEO's salary by comparison to the salaries of chief executive officers of comparable companies. The initial salary set for Mr. Sznewajs was the result of a negotiated agreement. The Committee determined this salary was appropriate based on industry comparables and Mr. Sznewajs' previous experience. Although under his employment agreement Mr. Sznewajs was entitled to receive a minimum bonus of $125,000 in 2000, at his request, Mr. Sznewajs waived this bonus. No further consideration was associated with his decision. The Committee uses the services of an outside consultant who compiles salary data for a group of companies that are similar to the Company. The Committee also considers other factors, such as Company performance, the executive's past experience and performance, and the executive's potential.

        ANNUAL INCENTIVE BONUSES. The Committee determines the CEO's annual cash bonus based on performance objectives, such as those described above. Executive bonuses for 2000 were determined by the Committee based on achievement of individual performance goals. Executives did not receive the portion of the incentive bonus for 2000 tied to corporate performance, as those goals were not achieved. As a result, executive bonuses were significantly less than the bonus opportunities achievable under the Company's incentive plans. However, the Committee determined that some incentive bonuses were appropriate, given the industry and Company challenges faced, and accomplishments attained during 2000.

        OPTIONS. Our long-term incentive program includes the 1999 Stock Option Plan. The Committee believes that stock options are an essential element of executive compensation because they focus management's attention on shareholder interests. The Committee uses stock options to encourage executive officers and other key employees to increase shareholder value. Options are also used for recruiting purposes. Options granted in 2000 have a term of 10 years. Options are granted based on the market value of our common stock on the date of the grant. Executives receive value from these grants if strategic goals are achieved and our common stock appreciates. Stock options granted to key officers in 2000 were based upon individual performance, the executive's potential, and the executive's role in implementing important Company projects. Options recently granted vest one third annually over a three-year period.

        RESTRICTED STOCK. The 2000 Restricted Stock Plan, which was approved by the shareholders in 2000, provides the Committee with a second important tool to attract and retain key employees and to further align the interests of management with those of our shareholders. The plan is designed to strengthen the mutuality of interests between Bancorp's shareholders and employees by offering grants of restricted stock, thereby providing a proprietary interest in pursuing the long-term growth, profitability, and financial success of Bancorp. During 2000, awards in the form of restricted shares were issued to key officers of Bancorp, based upon employees achieving the similar goals set for the grant of stock options. Except for the terms and conditions set forth in the plan, the Committee determines the conditions and restrictions governing the individual awards. Awards granted under the restricted stock plan vest one third annually over a three-year period.

        POLICY WITH RESPECT TO $1 MILLION DOLLAR DEDUCTION LIMIT. Section 162(m) of the Internal Revenue Code of 1986, as amended generally limits the federal corporate income tax deduction for compensation paid to executive officers named in the summary compensation table in the proxy statement of a public company to $1 million, unless the compensation is "performance-based compensation" or qualifies under certain other exceptions. The Committee intends to qualify executive compensation for deductibility under Section 162(m) to the extent consistent with the best interests of the Company. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that the Company may enter into compensation arrangements in the future under which payments are not deductible under Section 162(m); deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation.

        CONCLUSION. The Committee believes these executive compensation policies and programs serve the interests of our shareholders and Bancorp effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to our overall future success, thereby enhancing the value of our company for the benefit of shareholders.

                COMPENSATION COMMITTEE MEMBERS - FISCAL YEAR 2000

           Jack E. Long (Chair), William B. Loch and Mary B. Pearmine



EXECUTIVE COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal year 2000, the Compensation and Personnel Committee was comprised of Jack E. Long, William B. Loch and Mary B. Pearmine (recently deceased). There are no Executive Compensation Committee interlocks and no employees of the Company participate on the Executive Compensation Committee.

        The following chart compares the yearly percentage change in the cumulative shareholder return on our Common Stock during the five fiscal years ended December 31, 2000, with (1) the Total Return Index for the NASDAQ Stock Market (U.S. Companies) as reported by the Center for Research in Securities Prices and (2) the Total Return Index for NASDAQ Bank Stocks as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on December 31, 1995, in our Common Stock and the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect, and retention of all stock dividends.


                             STOCK PERFORMANCE GRAPH


                              [PERFORMANCE GRAPH]


                                                       PERIOD ENDING
                         ------------------------------------------------------------------------------
INDEX                    12/31/95      12/31/96      12/31/97      12/31/98      12/31/99      12/31/00
                         --------      --------      --------      --------      --------      --------
West Coast Bancorp        100.00        138.19        291.90        269.36        193.02        157.13
NASDAQ - Total US*        100.00        123.04        150.69        212.51        394.94        237.68
NASDAQ Bank Index*        100.00        132.04        221.06        219.64        211.15        241.10


* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago, 2000.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information as of December 31, 2000, with respect to the shares beneficially owned by (i) the non-director executive officers named in the compensation table; (ii) shareholders known to us to beneficially own more than five percent of our common stock; and (iii) all executive officers and directors of Bancorp as a group. Except as noted below, each holder has sole voting and investment power with respect to shares listed as owned. Unless otherwise noted, all shares owned represent less than one percent of the outstanding shares of Bancorp.

5% SHAREHOLDER


                                              NUMBER OF SHARES            PERCENTAGE OF SHARES
NAME AND ADDRESS                             BENEFICIALLY HELD              BENEFICIALLY HELD
----------------                             -----------------            --------------------
Banc Fund III L.P.                                891,920                         5.43%
Bank Fund III Trust
Banc Fund IV L.P.
Banc Fund V L.P.
(as a group)
208 S. LaSalle Street
Chicago, IL 60604


EXECUTIVE OFFICERS


                                            CURRENT POSITION           SHARES AND PERCENTAGE
                                       WITH THE COMPANY AND PRIOR         OF COMMON STOCK
                                           FIVE YEAR BUSINESS          BENEFICIALLY OWNED
NAME AND AGE                                   EXPERIENCE                     (1)(2)
------------                           --------------------------      ---------------------
James D. Bygland, 39                   SVP/Chief Information                19,784 (3)
                                       Officer of Bancorp and
                                       Bank; formerly senior
                                       consultant and Senior VP at
                                       Sheshenoff Management
                                       Services; VP FiServe

Brian L. Cooper, 41                    EVP/Chief Banking Officer              28,920
                                       of Bancorp and Bank since
                                       May 2000; President, First
                                       American Enterprises, a
                                       division of First American
                                       Corporation; President,
                                       Retail Banking, a division
                                       of First American National
                                       Bank; EVP First American
                                       Corporation

Anders Giltvedt, 41                    EVP and Chief Financial                67,344
                                       Officer of Bancorp and
                                       Bank since April 2000;
                                       formerly EVP/U.S. Bank and
                                       U.S. Bancorp

David Prysock, 57                      EVP and Chief Credit                   31,472 (4)
                                       Officer of Bancorp and
                                       Bank; formerly EVP of The
                                       Commercial Bank

Executive officers and directors as                                          781,284
a group (14 individuals)                                                       (4.64%)


(1) Share amounts include options which are exercisable within 60 days as follows: James D. Bygland 14,984 shares; Anders Giltvedt 49,500 shares; David Prysock 27,172 shares, and directors and executive officers as a group 439,385 shares.

(2) Share amounts include shares received under the 2000 Restricted Stock Plan, which, although not fully vested, contain full voting rights, as follows: James D. Bygland 3,630 shares; Brian Cooper 16,500 shares, Anders Giltvedt 8,580 shares, and David Prysock 3,740 shares.

(3)     Includes 525 shares deferred under the Executive DCP for James D.
        Bygland.

(4) Includes 534 shares held in an IRA or 401(k) account for the benefit of David Prysock.

MANAGEMENT

        The following table sets forth information with respect to executive officers that are not directors or nominees for director of Bancorp, and are not otherwise named in the compensation table.


                                             CURRENT POSITION WITH THE COMPANY AND
    NAME AND AGE                              PRIOR FIVE YEAR BUSINESS EXPERIENCE
    ------------                             -------------------------------------
    Kevin McClung, 30                     VP and Controller of Bancorp and Bank

    Richard R. Rasmussen, 54              EVP/General Counsel and Corporate
                                          Secretary for Bancorp and Bank; formerly
                                          Senior Corporate Counsel of US Bancorp

    Cynthia Sparacio, 48                  EVP/Chief Human Resources and
                                          Administration Officer of Bancorp and Bank


                          TRANSACTIONS WITH MANAGEMENT

        Various of our directors and officers, members of their immediate families, and firms in which they had an interest were customers of and had transactions with the Subsidiaries during 2000 in the ordinary course of business. Similar transactions may be expected to take place in the ordinary course of business in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not, in the opinion of management, involve more than the normal risk of collectibility nor present other unfavorable features.

                COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

        Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires that all of our executive officers and directors and all persons who beneficially own more than 10 percent of our common stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of Bancorp stock. We have adopted procedures to assist our directors and executive officers in complying with the Section 16(a) filings.

        Based solely upon our review of the copies of the filings which we received with respect to the fiscal year ended December 31, 2000, or written representations from certain reporting persons, we believe that all reporting persons made all filings required by Section 16(a) on a timely basis.

                                    AUDITORS

        Arthur Andersen LLP, independent certified public accountants, performed the audit of our consolidated financial statements, which include our subsidiaries, the Bank, WCT, Totten, Inc. and Centennial Funding Corporation and ELD, Inc., a subsidiary of the Bank for the year ended December 31, 2000. A representative of Arthur Andersen LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if desired. Arthur Andersen also will be available to respond to appropriate questions.

FEES PAID TO INDEPENDENT AUDITORS

        During the fiscal year ended December 31, 2000, fees paid to our independent auditors, Arthur Andersen LLP, consisted of the following:

        Audit Fees. Audit fees billed to us by Arthur Andersen LLP during our 2000 fiscal year for review of our annual financial statements and those financial statements included in our quarterly reports on Form 10-Q totaled $220,000.

        Financial Information Systems Design and Implementation Fees. We did not engage Arthur Andersen LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

        All other Fees. Fees billed to us by Arthur Anderson LLP during our 2000 fiscal year for all other non-audit services rendered to us including tax related services totaled $93,000.

        For the fiscal year 2000 the Board considered and deemed the services provided by Arthur Anderson LLP was compatible with maintaining the principal accountant's independence.

                                 OTHER BUSINESS

        The Board knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Annual Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the 2002 annual shareholder's meeting must be received by the Secretary of the Company before November 23, 2001, for inclusion in the 2002 Proxy Statement and form of proxy. In addition, if the Company receives notice of a shareholder proposal after February 6, 2002, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such shareholder proposal.

                          ANNUAL REPORT TO SHAREHOLDERS

        ANY SHAREHOLDER MAY OBTAIN WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING FINANCIAL STATEMENTS. Written requests for the Form 10-K should be addressed to Richard R. Rasmussen, Corporate Secretary of West Coast Bancorp, at 5335 Meadows Road, Suite 201, Lake Oswego, OR 97035.

                     VOTING VIA THE INTERNET OR BY TELEPHONE

        FOR SHARES DIRECTLY REGISTERED IN THE NAME OF THE SHAREHOLDER. Shareholders with shares registered directly with Wells Fargo may vote telephonically by calling Wells Fargo at (800) 240-6326 or you may vote via the Internet at the following address on the World Wide Web:

                              WWW.EPROXY.COM/WCBO/

        FOR SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different than the program provided by Wells Fargo for shares registered in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form. If your shares are held in an account at a brokerage firm or Bank participating in the ADP program, you already have been offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the ADP program must be received by 12:00 p.m. (noon) (EDT) on April 24, 2001. The giving of such proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

        The telephone and Internet voting procedures are designed to authenticate shareholders identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. Shareholders voting via the Internet through either Wells Fargo or ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.



March 23, 2001                        BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ RICHARD R. RASMUSSEN

                                      Richard R. Rasmussen, Secretary

                                                                      APPENDIX A

                            [WEST COAST BANCORP LOGO]

                               WEST COAST BANCORP

                  CHARTER OF THE AUDIT AND COMPLIANCE COMMITTEE
                            OF THE BOARD OF DIRECTORS

                           ADOPTED: DECEMBER 19, 2000

I.      AUDIT AND COMPLIANCE COMMITTEE PURPOSE AND AUTHORITY

        The Audit and Compliance Committee (the "Committee") is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The primary responsibilities of the Committee are to:

        A. Monitor the integrity of the financial statements of the Company.

        B. Monitor the compliance by the Company with legal and regulatory requirements.

        C. Monitor the independence and performance of the Company's independent auditor and internal auditing department.

        D. Provide an avenue of communication between management, the independent auditor, the internal auditing department, and the Board of Directors.

        The Committee shall make regular reports to the Board of Directors.

        The Committee shall have the authority to retain special legal, accounting or other consultants at Company expense to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

        While the Committee has the duties, responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations or to resolve disagreements, if any, between management and the independent auditor, or to assure compliance with laws and regulations and the Company's Code of Ethical Conduct.

II.     AUDIT AND COMPLIANCE COMMITTEE COMPOSITION, INDEPENDENCE, AND MEETINGS

        Committee members shall meet the requirements of the NASDAQ Exchange. The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent of management of the Company and free from any relationship that would interfere with the exercise of his or her independent judgment. A Committee Chair shall be appointed by the Board. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. Special meetings may be called by any member of the Committee or by the independent auditor or Director of the Internal Auditing department.

III.    COMMITTEE RESPONSIBILITIES AND DUTIES

        A. Review and reassess the adequacy of the Committee Charter at least annually. Submit the Charter to the Board of Directors for approval annually and have the document appended to the Annual Proxy of the Company at least every three years in accordance with SEC regulations.

        B. Review with financial management and the independent auditor the quarterly financial results of the Company prior to the release of earnings. The Chair of the Committee, with the approval of the Committee, may represent the entire Committee for purposes of this review.

        C. Review the annual audited financial statements of the Company with the independent auditor prior to filing or distribution. Review with management and the independent auditor any significant issues regarding the quality and appropriateness of accounting principles, practices, and judgments as applied in Company financial reporting.

        D. In consultation with management, the independent auditor, and the internal auditors, review at least annually the integrity of the Company's financial reporting processes and internal controls. Review significant financial and other risk exposures and the steps management has taken to monitor, control, and report such exposures.

        E. Review the report of each examination made by bank supervising authorities.

        F. The independent auditor is ultimately accountable to the Committee and the Board of Directors. Review the independence and performance of the independent auditor and annually recommend to the Board of Directors the appointment of the independent auditor or approve any discharge of the independent auditor when circumstances warrant.

        G. On an annual basis, obtain from the independent auditor a formal written statement regarding any significant relationships the auditor has with the Company that could impair the auditor's objectivity and independence.

        H. Approve the fees and other significant compensation to be paid to the independent auditor.

        I. Review annually the independent auditor's audit plan -- discuss scope, staffing, locations, reliance upon management and internal audit, and general audit approach.

        J. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter.

        K. Review the appointment, performance, and replacement of the senior internal audit executive.

        L. Review annually the audit plan, budget, activities, organizational structure, and qualifications of the internal audit department and compliance department.

        M. Review significant reports prepared by the internal audit department and compliance department together with management's response and follow-up to these reports.

        N. Review at least annually with the Company's counsel and Compliance Officer any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

        O. Meet privately in executive session at least annually with the Chief Executive Officer, the Chief Financial Officer, the Director of the Internal Auditing department, the independent auditor, and as a Committee to discuss any matters that the Committee or each of these entities believe should be discussed.

        P. Review periodically the Company Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

        Q. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

                               WEST COAST BANCORP

                                      PROXY

                       PLEASE SIGN AND RETURN IMMEDIATELY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Robert D. Sznewajs and Richard R. Rasmussen, and each of them (with full power to act alone) as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of West Coast Bancorp, held of record by the undersigned on March 2, 2001, at the Annual Meeting of Shareholders to be held on April 24, 2001, or any adjournment of such Meeting.

1.      ELECTION OF DIRECTORS

        A. I vote FOR all nominees listed below (except as marked to the contrary below) [ ]

        B. I WITHHOLD AUTHORITY to vote for any individual nominee whose name I have struck a line through in the list below [ ]

                Jack E. Long - J. F. Ouderkirk - Steven N. Spence

2. WHATEVER OTHER BUSINESS may properly be brought before the Meeting or any adjournment thereof.

        THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE PROPOSAL LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

        Management knows of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly presented at the Meeting, this Proxy will be voted in accordance with the recommendations of management.

       The Board of Directors recommends a vote "FOR" the listed proposal.


         , 2001
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                                WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.